Exhibit 15.1

Our ref	RDS/611736-000001/6982070v1
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

Mecox Lane Limited

22nd Floor, Gems Tower, Building 20, No. 487, Tianlin Road

Shanghai 200233, People’s Republic of China

11 April 2014

Dear Sirs

Mecox Lane Limited (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2013, which will be filed with the Securities and Exchange Commission in the month of April 2014.

Yours faithfully

/s/ Maples and Calder
Maples and Calder